Exhibit 7.04
THIS WARRANT, AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT (“WARRANT SHARES”), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT AND NO TRANSFER OF THIS WARRANT OR ANY OF SUCH SHARES WILL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN COMPLIED WITH.
WARRANT AGREEMENT
To Purchase _____ Shares
of Common Stock of
Eagle Ford Oil & Gas Corp
THIS CERTIFIES THAT, for value received:
The former Preferred D Shareholder, _________________________________________, is entitled to subscribe for and purchase from Eagle Ford Oil & Gas Corp (the “Company”), a corporation organized and existing under the laws of the State of Nevada, at any time or from time to time before the Expiration Date (as defined below), a total of _____ fully paid and nonassessable shares of the Common Stock of the Company, par value $.01 per share (the “Common Stock”), at an exercise price of $0.50 per share of Common Stock (the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of Section 5 of this Warrant Agreement. The term “Warrant,” as used herein, means this Warrant of even date herewith, including all amendments to such Warrant and all warrants issued in exchange, transfer or replacement therefor. The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchased or purchasable upon the exercise of the Warrant.
This Warrant is subject to the following provisions, terms and conditions:
1. Definitions. For the purpose of this Warrant, the following terms have the following meanings:
“Commission” means the U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.
“Common Stock” has the meaning specified in the introduction to this Warrant.
“Company” has the meaning specified in the introduction to this Warrant.
“Exercise Agreement” has the meaning specified in Section 2.(a).
“Exercise Date” has the meaning specified in Section 2.(c).
“Exercise Price” has the meaning specified in the introduction to this Warrant.
“Fair Market Value” has the meaning specified in Section 2.(d).

“Net Number” has the meaning specified in Section 2.(b).
“Market Price” As used in this Warrant, the term “Market Price” shall mean the average of the daily closing prices per share of the Common Stock for the ten (10) consecutive trading days immediately preceding the day as of which Market Price is being determined. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the American Stock Exchange, or, if the shares of the Common Stock are not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information or as reported on the NASD’s OTC Electronic Bulletin Board (“OTC”). If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization or reported on OTC, the Market Price shall be deemed to be the higher of (A) the book value of a share of the Common Stock as determined by any firm of independent public accountants selected by the Board of Directors of the Company and reasonably acceptable to the Registered Holder, as of the end of the most recent fiscal quarter preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Company’s Board of Directors as expressed by a resolution of such board as of a date which is within fifteen (15) days of the date as of which the determination is to be made. The fees and expenses of any accounting firm engaged pursuant to this clause shall be paid by the Company.
“Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect at the time. Reference to a particular section of the Securities Act includes a reference to the comparable section, if any, of any such similar or successor federal statute.
“Warrant” has the meaning specified in the introduction to this Warrant.
“Warrant Shares” has the meaning specified in the introduction to this Warrant.
2. Manner of Exercise; Issuance of Certificates; Payment for Shares; No Fractional Shares.
(a)
The holder of this Warrant may, at any time before the Expiration Date, exercise this Warrant, in whole or in part, for the purchase of the Warrant Shares which such holder is entitled to purchase hereunder at the Exercise Price. In order to exercise this Warrant, the holder hereof must deliver to the Company, (1) a written notice (the “Exercise Agreement”) in the form attached hereto as Exhibit 2.(a) of such holder’s election to exercise this Warrant, (2) payment of the aggregate Exercise Price of the shares of Common Stock being purchased in cash or by certified or cashier’s check, and (3) this Warrant; provided that, in case such shares have not been registered under the Securities Act, the Company may require that such holder furnish to the Company a written statement that such holder is purchasing such shares for such holder’s own account for investment and not with a view to the distribution thereof, and that none of such shares will be offered or sold in violation of the provisions of the Securities Act or other applicable state securities laws.

(b)
In lieu of exercising this Warrant pursuant to 2.(a) above, the holder of the Warrant my elect to exercise the Warrant as follows: the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part by, in lieu of making the cash payment otherwise required to be made in Section 2.(a) above, by electing to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula:

Net Number =	(A x B) - (A x C)

B
For purposes of the foregoing formula:
A =	the total number of shares with respect to which this Warrant is then being exercised;

B =	the Closing Price on the Trading Day immediately preceding the date of the delivery of the Exercise Agreement; and

C =	the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

Any Warrant Shares withheld by the Company in connection with an exercise of this Warrant pursuant to this Section 2.(b) shall no longer be issuable under this Warrant and this Warrant shall be deemed to be automatically amended to reduce the number of Warrant Shares issuable hereunder by an amount equal to the amount of such withheld Warrant Shares.

(c)
The Warrant will be deemed to be exercised on the date of receipt by the Company of the Exercise Agreement, accompanied by payment for the Warrant Shares or delivery of holder’s election to receive the Net Number of Warrant Shares as set forth in Section 2.(b) and surrender of this Warrant, as aforesaid, and such date is referred to herein as the “Exercise Date.” Upon such exercise, the Company will, as promptly as practicable and in any event within five (5) business days, issue and deliver to such holder a certificate or certificates for the full number of the Warrant Shares due to such holder hereunder, and will, unless the Warrants have expired, deliver to the holder hereof a new Warrant representing the number of Warrants, if any, that have not been exercised, in all other respects identical to this Warrant. As permitted by applicable law, the holder or its designee in whose name the certificates for Common Stock are to be issued will be deemed to have become a holder of record of such Common Stock on the Exercise Date and will be entitled to all of the benefits of such holder on the Exercise Date, including without limitation the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights. The Company agrees that the shares so delivered to the holder will be and are deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant is surrendered and payment made for such shares as aforesaid or holder’s election to receive the Net Number of Warrant Shares is delivered to the Company.

(d)
Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Agreement, and calculated in accordance with Sections 2.(a) or 2.(b), if applicable, will be delivered to the holder hereof within a reasonable time, not exceeding fifteen (15) business days, after the rights represented by this Warrant have been so exercised. The stock certificate or certificates so delivered will be in such denominations as may be requested by the holder hereof and will be registered in the name of the holder or such other names as are designated by the holder (subject to the transfer restrictions applicable to this Warrant for shares purchased upon exercise of this Warrant). If this Warrant is exercised only in part, then, unless this Warrant has expired, the Company will, at its expense, at the time of delivery of the stock certificates(s), deliver to such holder a new Warrant representing the right to purchase the number of shares of Common Stock with respect to which this Warrant is not then exercised. The Company will pay all expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 2 except that, in case such stock certificates will be registered in a name or names other than the holder of this Warrant or such holder’s nominee, funds sufficient to pay all stock transfer taxes which will be payable in connection with the execution and delivery of such stock certificates will be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

(d)
This Warrant shall be exercised only for a whole number of Warrant Shares. No fractions of shares of Common Stock, or scrip for any such fractions of shares, will be issued upon the exercise of this Warrant. Instead, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the Fair Market Value of such fractional interest as determined by the Company’s Board of Directors.

3. Period of Exercise. This Warrant is exercisable by the holder hereof, in whole or in part, at any time and from time to time after the date hereof until May 20, 2014 (the “Expiration Date”).
4. Shares to be Fully Paid; Reservations of Shares. The Company covenants and agrees that all Warrant Shares will be duly authorized and validly issued and, upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable. Without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the Exercise Price then in effect. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and any other Warrants.
5. Future Adjustments Provisions. The number of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price will be subject to the following adjustments:
(a)
The Exercise Price at which Warrant Shares may be purchased hereunder, and the number of Warrant Shares to be purchased upon exercise hereof, shall be subject to adjustment from time to time as hereinafter provided in this Section 5. Upon each adjustment from the Exercise Price, except pursuant to Section 5 (a) (iii) and 5 (a) (iv), the registered holder of the Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

The Exercise Price shall be subject to adjustment from time to time as follows:
(i)
Stock Dividends and Stock Splits. If the number of outstanding shares of Common Stock is increased at any time after the date of this Warrant by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise

Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

(ii)
Combination of Stock. If the number of outstanding shares of Common Stock is decreased at any time after the date of issuance of this Warrant by a combination of such shares, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of outstanding shares of Common Stock immediately prior to such action shall bear to the total number of outstanding shares of Common Stock immediately after such action.

(iii)
Reorganizations, etc. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be exercisable for the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger, sale, lease, or other transfer if such exercise had taken place immediately prior thereto; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrant. In case of any distribution by the Company of any security (including rights or warrants to subscribe for any such securities) of the Company, evidence of its indebtedness, cash or other assets to all of the holders of its Common Stock, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Market Price on the record date mentioned below, less the Fair Market Value (as determined in good faith by the Board of Directors) of the securities, evidences of its indebtedness, cash or other assets distributed by the Company and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Market Price; such adjustment shall become effective as of the record date for the determination of stockholders entitled to receive such distribution. The subdivision or combination of share of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (iii).

(iv)
In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called (“Convertible Securities”) whether or not such rights or options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such right or options or warrants or upon conversion or exchange of such

Convertible Securities (determined as provided below) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options or warrants, the Exercise Price shall be calculated in a manner consistent with calculation of the Exercise Price under clause (iii), except that for purposes of such calculation, the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options or warrants shall (as of the date of granting of such rights or options or warrants) be deemed to be outstanding and to have been issued for such price per share. Except as provided in this clause(iv) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon the exercise of such rights or options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this clause (i), the price per share for which Common Stock is issuable upon the exercise of any such rights or options or warrants or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options or warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options or warrants, plus, in the case of such rights or options or warrants which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options or warrants.

(v)
In case the Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale the Exercise Price shall be calculated in a manner consistent with calculation of the Exercise Price under clause (iii), except that for purposes of such calculation the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (1) except as provided in this clause (v) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities, and (2) if any such issue or sale of such Convertible Securities is made upon the exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of any Exercise Price have been or are to be made pursuant to other provisions of this subsection ( c), no further adjustment of any Exercise Price shall be made by reason of such issue or sale. For the purposes of this clause (v), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

(vi)
Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 (a) and under Section 5 (b) shall be made to the nearest cent or to the nearest whole share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

(vii)
Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provision of this Section 5 (a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

(b)
Whenever the Exercise Price shall be adjusted as provided in Section 5 (a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant if there be any such agent and/or at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new adjustment, and the Company shall also cause a copy of such statement to be given to the holder of this Warrant. Each such statement shall be signed by the Company’s chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5.(c).

(c)
In the event the Company shall propose to take any action of the type described in Section 5, the Company shall give notice to the holder of this Warrant, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. Such notice shall be given at least 10 days prior to the record date for such action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(d)
If any event occurs as to which in the reasonable opinion of the Registered Holder, in good faith, the other provisions of this Section 5 are not strictly applicable but the lack of any adjustment would not in the opinion of the Registered Holder fairly protect the Registered Holder in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Registered Holder in accordance with the basic intent and principles of such provisions, then the Registered Holder shall give written notice thereof to the Company. If the Company and the Registered Holder cannot agree with respect to an adjustment of the Exercise Price hereof within fifteen (15) days of the delivery of such notice by the Registered Holder to the Company, then the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this Section 5, necessary to preserve, without dilution, the exercise rights of the Registered Holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described herein. The cost of the services performed by the firm of independent certified public accountants shall be borne by the Company; provided, however, that if in the opinion of such firm no adjustment is necessary, then the cost of such firm shall be borne by the Registered Holder.

(e)
In case the Company at any time while this Warrant shall remain unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each Warrant Share that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company, provided, however, that in any case of any such voluntary sale or of dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company; such date so fixed to be not earlier than 5:00 p.m., Central Standard Time, on the forty-fifth day following the date on which a notice of such termination of the right to exercise this Warrant has been given, to the registered holder of this Warrant at its address as it appears on the books of the Company.

(f)
In the event that the Company shall at any time prior to the exercise of this Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its stockholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Registered Holder shall thereafter be entitled, in addition to the shares of Common Stock receivable upon the exercise of the Warrant, to receive, upon the exercise of the Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Registered Holder would have been entitled to receive at the time of such dividend or distribution had the Registered Holder been an owner of record of the shares of Common Stock into which the Warrant is then being exercised as of the record date or other date of determination for such dividend or distribution and an appropriate provision (which provision may include without limitation, the establishment of an escrow agreement in favor of the Registered Holder in which the portion of the dividend or distribution attributable to the Warrant is held) shall be made a part of any such dividend or distribution. Notwithstanding any provision herein to the contrary, no adjustment under this Section 5 shall be made with respect to any cash dividend or distribution payable solely out of current or retained earnings of the Company. In the event that at any time the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced (provided that the Exercise Price shall not be less than the par value of the Warrant Shares), and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision will be proportionately increased. Conversely, in the event that the outstanding shares of Common Stock at any time are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination will be proportionately reduced.

(g)
If the Company effects any reorganization, reclassification or similar change of outstanding shares of the Common Stock (other than as set forth in Section 5.(a)), or a consolidation or merger of the Company with another corporation or entity, or a conveyance of all or substantially all of the assets of the Company, this Warrant will, after such capital reorganization, reclassification, consolidation, merger or conveyance, be exercisable only for the number of shares of stock or other properties, including cash, to which a holder of the number of shares of the Common Stock deliverable upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification, change, consolidation, merger or conveyance if this Warrant had been exercised immediately prior to the effective date of such event at the Exercise Price then in effect; and, in any such case, appropriate adjustments (as determined by the Company’s Board of Directors) will be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth herein will thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other securities thereafter deliverable upon the exercise of this Warrant.

6. Registration Rights. The Company covenants and agrees as follows:
(a)	Definitions. For purposes of this Section 6:
(i)	The term “Holder” means each of the persons who at the time holds Registrable Securities or a warrant or warrants (including this Warrant) to purchase Registrable Securities.

(ii)
The term “Public Corporation” means a corporation which has a class of equity securities registered pursuant to Section 12 of the 1934 Act, or which is required to file periodic reports pursuant to Section 15(d) of the 1934 Act.

(iii)
The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and such registration statement or document becoming effective.

(iv)
The term “Registrable Securities” means (i) the Warrant Shares issuable upon the exercise of this Warrant and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Warrant or the Warrant Shares; provided, however, that any such securities shall cease to be Registrable Securities when (i) one or more registration statements with respect to the sale of such securities shall have become effective under the Act and all such securities shall have been disposed of in accordance with the plan of distribution set forth therein; (ii) such securities shall have been disposed of in accordance with Rule 144 promulgated under the Act, or any successor rule or regulation thereto, or any statute hereafter adopted to replace or to establish the exemption that is now covered by said Rule 144 (“Rule 144 ”); (iii) such securities may be sold by a Holder in a transaction pursuant to the provisions of Rule 144 provided that such rule shall be at such time available for the sale of all such securities which the Holder at such time desires to sell; or (iv) such securities may otherwise be sold to the public in a transaction not requiring registration under the Act.

(v)
The term “Registration Expenses” means all registration, qualification and filing fees, printing expenses, escrow fees and blue sky fees, fees and disbursements of counsel for the Company and of the Company’s independent certified public accountants, in each case incident to or required by the registration under this Warrant, and any other fees and expenses of the registration under this Warrant which are not Selling Expenses.

(vi)
The term “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

(vii)	All other capitalized terms used in this Section that are not defined herein shall have the meaning otherwise given in this Warrant.
(b)	Piggyback Registration Rights.
(i)
If, at any time or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or for the account of a security holder or holders, other than (A) pursuant to a registration statement on Form S-4 or S-8, the Company will (X) promptly give the Holders written notice thereof, and (Y) include in such registration (and any related qualification under blue sky or other state securities laws), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by a Holder or Holders within twenty (20) days after receipt of such written notice from the Company.

(ii)
If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as part of the written notice given pursuant to Section 12(b)(i). In such event, the right of each Holder to registration pursuant to this Section 12(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Registrable Securities owned by such Holder in the underwriting to the extent provided under this Section 12(b). If a Holder proposes to distribute its Registrable Securities through such underwriting it shall (together with the Company and any other holders of securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement with the managing or lead managing underwriter selected by the Company in the form customarily used by such underwriter with such changes thereto as the parties thereto shall agree. Notwithstanding any other provision of this Section 12(b), if the managing or lead managing underwriter determines that market factors require that the number of Registrable Securities and other securities requested to be included in the registration be limited, the managing or lead managing underwriter may reduce the number of Registrable Securities and securities of any other holders of securities to be included in the registration. If the registration includes an underwritten primary registration on behalf of the Company, the reduction shall be taken (i) first from and to the extent of the securities requested to be included in the registration by the Holders and the holders of any other securities pro rata according to the number of securities requested by the Holders and such holders to be included in the registration, and (ii) thereafter from the securities to be registered on behalf of the Company. If the registration consists only of any underwritten secondary registration on behalf of holders of securities of the Company, the reduction shall be taken (i) first from and to the extent of the securities requested to be included in the registration by the Holders and any other holders of securities included in the registration other than pursuant to demand registration right pro rata according to the number of securities requested by the Holders and such other holders to be included in registration and (ii) thereafter from securities, if any, to be registered on behalf of holders of securities included in the registration pursuant to demand registration rights. The Company shall advise any Holders and other holders participating in such underwriting as to any such limitation and the number of shares that may be included in the registration and underwriting. If a Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing or lead underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(iii)	The Company may withdraw a registration for which registration rights have been exercised pursuant to this Section 6(b) at any time prior to the time it becomes effective.

(c)
Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to this Section 6 shall be borne by Company. All Selling Expenses relating to the Registrable Securities registered on behalf of a Holder shall be borne by such Holder pro rata based upon the total number of securities included in the registration of, if such Selling Expenses are specifically allocable to securities held by specific holders, by such holders to the extent related to the sale of such securities.

(d)	Registration Procedures.
(i)	In connection with the registration or Registrable Securities pursuant to this Section 6, the Company shall as expeditiously as is reasonable:
(A)
prepare and file with the SEC on any appropriate form a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

(B)
prepare and file with the SEC such amendments (including post- effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement for a period of 180 days or until the Holder or Holders have completed the distribution described in such registration statement, whichever occurs first;

(C)
furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (at least one of which shall include all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition or such Registrable Securities;

(D)
use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as the underwriter shall reasonably request, and do any and all other acts and things as may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

(E)
immediately notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary, in the opinion of counsel to the Company, to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to any such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law.

(F)
otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Act;

(G)
use its best efforts to list such securities on each securities exchange or over-the-counter market on which shares of Common Stock are then listed, it such securities are not already so listed and if such listing is then permitted under the rules of such exchange and, if shares of Common Stock are not then listed on a securities exchange or over-the-counter market, to use its best efforts to cause such securities to be listed on such securities exchange or over- the-counter market as the managing or lead managing underwriter shall reasonably request;

(H)	use its best efforts to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

(I)
issue to any underwriter to which any holder of Registrable Securities may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing shares of Common Stock without restrictive legends.

(ii)
If requested by the managing or lead managing underwriter for any underwritten offering of Registrable Securities on behalf of a Holder or Holders of Registrable Securities, the Company will enter into an underwriting agreement with the underwriters of such offering, such agreement to contain such representations and warranties by the Company and each such Holder and such other terms and conditions as are contained in underwriting agreements customarily used by such managing or lead managing underwriter with such changes as the parties thereto shall agree, including, without limitation, provisions relating to indemnification and contribution in lieu thereof.

(iii)
the Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may from time to time reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(iv)	the Holder or Holders of Registrable Securities included in any registration shall, upon request by the Company and the managing or lead managing underwriter, execute and deliver custodian agreements and powers of attorney in form and substance reasonably satisfactory to the Company and such Holder or Holders and as shall be reasonably necessary to consummate the offering.
(e)	Indemnification.
(i)
The Company will indemnify each Holder with respect to which a registration has been effected pursuant to this Agreement, each of its officers and directors, if any, and each underwriter, if any, and each person who controls the Holder or any such underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Act or any rule or regulation promulgated under the Act applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each such underwriter and each person who controls such Holder or any such underwriter, for any legal and other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claims, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

(ii)
Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act and each other such holder of securities included in the registration against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such holders, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this Section 6(e) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities hereunder, unless such liability arises out of or is based on willful conduct by such Holder.

(iii)
Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party ”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claims or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense for matters as to which there is, in the opinion of counsel to the Indemnifying Party, a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and the litigation resulting therefrom.

(f) Contribution.
(i)
If the indemnification provided for in Section 6(e) hereof is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement (or alleged untrue statement), of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

(ii)
Notwithstanding anything to the contrary contained herein, the obligation of each Holder to contribute pursuant to this Section 6(f) is several and not joint and no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue statement (or alleged untrue statement) or omission (or alleged omission).

(iii)
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)	1934 Act Registration. The Company covenants and agrees that until such time as there shall be no Registrable Securities outstanding:
(i)
it will, if required by law, maintain an effective registration statement (containing such information and documents as the SEC shall specify) with respect to the Common Stock under Section 12(g) of the 1934 Act and will file in a timely manner such information, documents and reports as the SEC may require or prescribe for companies whose stock has been registered pursuant to said Section 12(g);

(ii)
it will, if a registration statement with respect to the Common Stock under Section 12(b) or Section 12(g) of the 1934 Act is effective, make whatever filings with the SEC or otherwise make generally available to the public such financial and other information as may be necessary in order to enable the Holders to sell shares of Common Stock pursuant to the provisions of Rule 144 promulgated under the Act, or any successor rule or regulation thereto or any statue hereafter adopted to replace or to establish the exemption that is now covered by said Rule 144 (“Rule 144 ”);

(iii)
it will, if no longer required to file reports pursuant to Section 12(g) of the 1934 Act, upon the request of the Registered Holder, make publicly available the information specified in subparagraph (c)(2) of Rule 144, and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC; and

(iv)	upon the request of any Holder, it will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 12(g).

The Company represents and warrants that such registration statement or any information, documents or report filed with the SEC in connection therewith or any information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company agrees to indemnify and hold harmless (or to the extent the same is not enforceable, make contribution to) the Holders, their partners, advisory committee members, officers, directors and employees acting for any Holder in connection with any offering or sale by such Holder of Registrable Securities or any person, firm, corporation controlling (within the meaning of either Section 15 of the Act or Section 20 of the 1934 Act) such Holder from and against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Section 6.(e); provided, however, that the Company shall be given written notice and an opportunity to assume on terms and conditions comparable to those set forth in Section 6.(e) the defense thereof.

7. Entire Agreement. This Agreement pursuant to which this Warrant is issued contain the entire agreement between the holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understands with respect thereto.

8. Governing Law; Venue. This Warrant will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Texas, without regard to principles of conflicts of law.
9. Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant will not in any way effect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant
10. Transfer. This Warrant may be sold or transferred to a third party; provided, however, that this Warrant and the Warrant Shares may not be offered, sold, pledged or otherwise transferred, except in compliance with the restrictions set forth on the front page.
11. Illegality. In the event that any one or more of the provisions contained in this Warrant are determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant will not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.
12. Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof will be in writing and delivered at, or sent by telecopy or certified or registered mail to such holder at, the last address shown on the books of the Company for the registration of this Warrant or at any more recent address of which the holder hereof has notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company will be delivered at, or sent by telecopy or certified or registered mail to the principal office of the Company.
13. Limitation of Liability; Not Shareholders. No provision of this Warrant will be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
14. Exchange, Loss or Destruction of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity or such other security in such form and amount as is reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, will constitute an original contractual obligation on the part of the Company. This

Warrant will be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company will pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.
15. Compliance with Securities Act and Applicable Law. Except where a certificate for Warrant Shares is issued in connection with a distribution of such shares pursuant to a registration statement under the Securities Act, each certificate for Warrant Shares initially issued upon the exercise of this Warrant and each certificate for shares of capital stock of the Company issued to any subsequent transferee of any such certificate will bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAW, OR RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT.

16. Headings. The Section and other headings herein are for convenience only and are not a part of this Warrant and will not affect the interpretation thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on June _____, 2011.

Eagle Ford Oil & Gas Corp
By:
Name:
Title: